Exhibit 10.1

Agreement (Translation)

Party A: Hong Kong Huaxia International Industrial Co., Ltd.
Legal Representative: Liu, Changzhen
ID number: 220502195508150039

Party B: Zhang, Fei
ID number: 320830197612122075

Considering fixed assets purchased have not been delivered, Party A decides to return the fixed assets this quarter. However, the purchase funds have not been returned yet. So Party B agrees to postpone the repayment due date of $ 6,000,000 loan to June 30, 2014.

Party A: Hong Kong Huaxia International Industrial Co., Ltd. (Stamped)
Legal representative signature：/s/ Liu, Changzheng

Party B: Zhang, Fei
Signature:/s/ Zhang, Fei
March 3, 2014